================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             KAISER VENTURES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             KAISER VENTURES INC.

                                 _____________



               NOTICE OF COMBINED ANNUAL MEETING OF STOCKHOLDERS
                                 May 10, 2000


TO THE STOCKHOLDERS OF KAISER VENTURES INC.:

     Notice is hereby given that the 1999/2000 Combined Annual Meeting of Stockholders of Kaiser Ventures Inc. will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California, on Wednesday, May 10, 2000, beginning at 9:00 a.m., local time, for the following purposes:

1. To elect seven directors to serve until the next annual meting or until their successors are elected.

2. To approve the Company's 2000 Stock Plan. A copy of the 2000 Stock Plan is included as Exhibit A to the Proxy Statement.

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business as of April 4, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

     Accompanying this Annual Meeting Notice are a Proxy Statement and Form of Proxy.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              /s/ Terry L. Cook
                              ------------------------------------------
                              Terry L. Cook
                              Secretary
Ontario, California
April 13, 2000


     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                             KAISER VENTURES INC.
                 3633 East Inland Empire Boulevard, Suite 850
                              Ontario, CA 91764
                                (909) 483-8500

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Kaiser Ventures Inc. (the "Company" or "Kaiser") from the holders of common stock of proxies to be voted at the Combined Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 10, 2000, beginning at 9:00 a.m., local time, and all adjournments thereof. The Annual Meeting will be held at the Ontario Hilton, located at 700 North Haven Avenue, Ontario, California.

     This Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on or about April 13, 2000.

     The Company will bear the cost of soliciting proxies. Proxies may be solicited by mail, telephone, the internet, facsimile or in person. Directors, officers and other employees of the Company may, without compensation, other than regular remuneration, solicit proxies. The Company will request persons holding stock in their names for others, or in the names of nominees for others, to obtain voting instructions from the beneficial owner and the Company will reimburse them for their reasonable out-of-pocket expenses in obtaining voting instructions.

     Any stockholder giving a proxy will have the right to revoke it by written notice to the Company, or by filing with the Company another proxy bearing a later date, at any time before it is voted at the meeting. A stockholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Company. All shares represented by valid, unrevoked proxies will be voted at the meeting and any adjournment thereof.

     The Inspector of Election will treat proxies marked "withheld", abstentions, and "broker non-votes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote as to a particular proposal) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, "withheld" votes, and broker "non-votes" have the same effect as votes against the proposals.

     The presence in person or representation by proxy of stockholders entitled to a majority of votes on a particular matter to be voted upon shall constitute a quorum for the purpose of considering such matters. In the election of directors, the seven persons receiving the highest number of "for" votes will be elected. All other proposals require the "for" vote of a majority of shares present in person or represented by proxy entitled to vote thereon.

     The Company knows of no other matters to be submitted at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the Proxy will vote on such matters in accordance with their best judgment.

                 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     Stockholders of record at the close of business on April 4, 2000, will be entitled to notice of and to vote at the Annual Meeting. On April 4, 2000, the Company had outstanding 6,372,153 shares of common stock, $.03 par value, which are the Company's only outstanding voting securities. In addition, 136,919 shares are deemed outstanding for financial reporting purposes, but have not yet been distributed to the Class 4A unsecured creditors of the Kaiser Steel Corporation ("KSC") bankruptcy estate. Each outstanding share (other than shares not yet distributed to Class 4A unsecured creditors) is entitled to one vote on each matter properly brought before the meeting.

     The following table sets forth, as of December 31, 1999, unless otherwise noted, the number of shares of the Company's common stock owned by each person known by the Company to own of record or beneficially five percent (5%) or more of such stock. The table does not include the 136,919 shares reserved but not yet distributed to the Class 4A unsecured creditors of KSC, since such shares are not yet deemed outstanding or eligible to vote for purposes of the Annual Meeting.



               [Remainder of this Page Intentionally Left Blank]

                                                  Number of                                           Percent of
                                                   Common                                             Issued and
                                                   Shares           Warrants                          Outstanding
                                                Beneficially       Exercisable        Total           Shares Based
Name and Address of                             Owned Without   Within 60-Days/(1)/   Stock             on Total
Beneficial Owner                                  Warrants      of April 4, 2000    Interest/(1)/  Stock Interest/(2)/
-----------------------------------------------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc./(3)/                  783,100               ---       783,100               12.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

New Kaiser Voluntary Employees'                       656,987           460,000     1,116,990               16.7%
Beneficiary Association Trust /(4)/
(VEBA)
9810 Sierra Avenue, Suite A
Fontana, CA 92335

Willow Creek Capital Management/(6)/                  542,900               ---       542,900                8.7%
17 East Sir Francis Drake Blvd., Suite 100
Larkspur, CA 94939

Ashford Capital Management, Inc./(5)/                 422,100               ---       422,100                6.8%
3801 Kennett Pike, Bldg. B-107
Wilmington, DE 19807-2309

Pension Benefit Guaranty Corporation/(7)/             407,415           285,260       689,675               10.6%
(PBGC)
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Avenir Corporation(8)                                 324,400               ---       324,400                5.2%
1725 "K" Street, Suite 410
Washington, DC 20006

(1) This column includes warrants exercisable within 60 days of April 4, 2000, at $17.00 per share in the following amounts: VEBA - 460,000 shares; and PBGC - 285,260. The warrants expire September 30, 2004.

(2) Does not include 136,919 shares deemed outstanding for financial reporting purposes, but not yet distributed to the Class 4A unsecured creditors of the Kaiser Steel Corporation bankruptcy estate. The percentage for each stockholder was determined as if all the warrants specified in Note (1) above held by the stockholder, if any, had been exercised by that particular stockholder.

(3) Based on a Schedule 13G dated February 4, 2000, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 783,100 shares of Kaiser Ventures Inc. stock as of December 31, 1999. Dimensional Fund Advisors Inc. furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company described in this table that are owned by the Funds. All securities reported as owned by Dimensional in this table are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

(4) VEBA received its shares in the Company as a creditor of the Kaiser Steel Corporation bankruptcy. VEBA acquired warrants in connection with the purchase by the Company of Company stock owned by VEBA. See "Related Transactions". VEBA's shares in the Company are held in trust by Wells Fargo & Company.

(5) Ashford Capital Management, Inc. is an institutional investment manager.

(6) Willow Creek Capital Management is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the various securities in which their assets are invested, including Company stock. Depending upon Willow Creek's agreement with each advisory client, the client may have no right or a shared right to direct the voting of Company stock.

(7) PBGC received its shares in the Company as a creditor of the Kaiser Steel Corporation bankruptcy. PBGC acquired warrants in connection with the purchase by the Company of Company stock owned by PBGC. Pacholder Associates, Inc. has a contract with the PBGC pursuant to which it has full and complete investment discretion with respect to the stock owned by PBGC, including the power to vote such shares.

(8) Avenir Corporation is an institutional investment manager.

            SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

     This table below reflects the number of common shares beneficiary owned by the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers"), the directors and all directors and other officers as a group as of April 4, 2000, as well as the number of options exercisable within 60 days of April 4, 2000.

                                                                                                                   Percent of
                                                                                                                   Issued and
                                             Shares               Shares Underlying                                Outstanding
                                          Beneficially           Options Exercisable          Total              Shares Based on
                                         Owned, Without             Within 60-Days            Stock                Total Stock
      Officers and Directors                 Options             of April 4, 2000/(1)/      Interest/(1)/          Interest/(2)/
------------------------------------------------------------------------------------------------------------------------------------
Richard E. Stoddard, CEO,
 President & Chairman                        34,847                     495,600               530,447                  7.9%

Gerald A. Fawcett, Vice Chairman/(3)/        54,285                     133,333               187,618                  2.9%

James F. Verhey, Executive Vice
 President - Finance & CFO                    5,830                     223,800               229,630                  3.6%

Terry L. Cook, Executive Vice
 President - Administration,
 General Counsel & Corporate
 Secretary                                    5,030                     245,000               250,030                  3.9%

Lee R. Redmond III, Sr. Vice
 President - Real Estate                      1,879                     126,000               127,879                  2.0%

Anthony Silva, Vice President
 Resource Development &
 Environmental Services                         ---                     112,000               112,000                  1.8%

Ronald E. Bitonti, Director/(4)/                400                      14,000                14,400                    *

Todd G. Cole, Director                          ---                      15,668                15,668                    *

Reynold C. MacDonald, Director                7,500                      11,500                19,000                    *

Charles E. Packard, Director                    ---                      14,000                14,000                    *

Marshall F. Wallach, Director                 6,100                      14,000                20,100                    *

All officers and directors as a
 group (12 persons)/(1)/,/(5)/:                                                                                       20.5%

_________________
*    Less than one percent.

(1) Includes options that were granted under the Company's 2000 Stock Plan, which is subject to stockholder approval at the Annual Meeting. Under Securities and Exchange Company rules, options exercisable within 60 days of the record date are reported regardless of whether the options are "in the money." Using an assumed stock market closing price of $13.50 per share for the Company's stock, the number of "in the money" option for the Named Executive Officers would be as follows: Richard E. Stoddard 249,800; Gerald
     A. Fawcett 91,333; James F. Verhey 118,000; Terry L. Cook 125,500; Lee R. Redmond 126,000; and Anthony Silva 62,000;. All the options held by directors that are not Named Executive Officers are "in the money" at an assumed price of $13.50 per share.

(2) Does not include 136,919 shares deemed outstanding for financial reporting purposes, but not yet distributed to Class A unsecured creditors of the Kaiser Steel Corporation bankruptcy estate. Percentage was determined as if all the options listed in the column "Shares Underlying Options Exercisable Within 60-Days of April 4, 2000," were exercised by the applicable individual.

(3) Mr. Fawcett retired as President and Chief Operating Officer of the Company effective January 15, 1998.

(4) Mr. Bitonti is Chairman of the VEBA Board of Trustees. He disclaims any beneficially ownership interest in the shares beneficially owned by VEBA.

(5)  Includes one executive officer that is not a Named Executive Officer.

Compliance with Section 16(A) of the Securities Exchange Act of 1934.

    Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company.

     To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its directors, officers, and greater that 10% beneficial owners were complied with except as follows: (i) Mr. Stoddard was late in filing a Form 4 Report reflecting a year-end charitable contribution of 1,000 shares of Company stock; and (ii) the New Kaiser Voluntary Employees' Beneficiary Association Trust ("VEBA") was late in filing a Form 4 Report reflecting the sale by VEBA of 2,730,950 shares of Company stock to the Company. See "Related Transactions" in this Proxy Statement.


                                 Proposal One
                             ELECTION OF DIRECTORS

Nominees

     A Board of seven directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until his successor has been elected and qualified.

     The seven nominees receiving the greatest numbers of votes at the meeting will be elected to the seven director positions.

          The Board of Directors recommends a vote FOR each nominee.
                                                   ---

  The nominees of the Board of Directors are as follows:


           Name                  Age        Position with the Company
           ====                  ===        =========================

Richard E. Stoddard              49        Chief Executive Officer, President
                                            and Chairman of the Board
Ronald E. Bitonti                67        Director

Todd G. Cole                     79        Director

Gerald A. Fawcett                67        Vice Chairman

Reynold C. MacDonald             81        Director

Charles E. Packard               56        Director

Marshall F. Wallach              57        Director

     Richard E. Stoddard was appointed Chief Executive Officer of the Company in June 1988, and has held that position and/or the position of Chairman of the Board since. Prior to joining the Company in 1988, he was an attorney in private practice in Denver, Colorado. Mr. Stoddard is Chairman of the Board of Directors of Mine Reclamation Corporation and until July 1999 he served on the Board of Directors of Penske Motorsports, Inc. ("PMI"). In July 1999, International Speedway Corporation acquired PMI. At the time of the acquisition, the Company owned approximately 11.73% of the issued and outstanding shares of PMI's common stock (see "Related Transactions" below).

     Ronald E. Bitonti is Chairman of the Benefits Committee for the VEBA and was Chairman of the Reorganized Creditors' Committee formed during the Kaiser Steel Corporation ("KSC") bankruptcy until dissolution of this committee in 1991. From 1985 to 1991, Mr. Bitonti served as International Representative for the United Steelworkers of America. Mr. Bitonti retired from KSC in 1981 and has been a director since November 1991.

     Todd G. Cole was Chief Executive Officer of CIT Financial Corporation before starting his present career as a consultant and corporate director. From 1992 to 1996 he was managing director of SH&E, Inc., the oldest consulting firm specializing in aviation, in charge of its Miami office. In his consulting role he served as president and chief financial officer of Frontier Airlines, Inc., D.I.P. (1986-1989) and vice-chairman of Eastern Air Lines, Inc., D.I.P. (1989-
1991). He serves on the Board of Directors of Arrow Air, Inc. (certificated scheduled and charter air cargo carrier), Avborne, Inc. (aircraft and component overhaul), Hawaiian Airlines, Inc. (certificated passenger and cargo carrier), International Business Network for World Commerce and Industry, Ltd. (business-to-business internet service), and TradelOps.Com (leisure travel internet site). Mr. Cole has been a director since November, 1989.

     Gerald A. Fawcett was President and Chief Operating Officer of the Company from January, 1996 until his retirement from full time duties on January 15, 1998. He was appointed to the Company's Board on January 15, 1998, and currently serves as Vice Chairman of the Board. Mr. Fawcett started his employment with the former Kaiser Steel Corporation in 1951 holding various positions in the steel company, ultimately becoming Division Superintendent of the Cold Rolled and Coated Products Division. After a five year consulting business working with domestic and overseas steel industry clients, Mr. Fawcett joined the Company in 1988 as Senior Vice President and became Executive Vice President in October 1989. He is also Vice Chairman of the Board of Mine Reclamation Corporation, and of the Board of the Inland Valley Federal Credit Union.

     Reynold C. MacDonald served as Chairman of the Board for Acme Metals Company from 1986 until 1992 and continues with Acme as a member of the board. Acme is currently in a Chapter 11 bankruptcy proceeding. From 1983 to 1986, Mr. MacDonald was director of and consultant to Interlake, Inc., a metals fabrication and materials handling company. He retired as Chairman and Chief Executive Officer of Interlake in 1983. He also served a director of ARAMARK Group, Inc. from November 1988 to February 1999. Mr. MacDonald has been a director since November 1988.

     Charles E. Packard has served as the Chief Operating Officer of Greentrac.com since December 1999. Prior to such position, from 1986 he served as a member of the Board of Directors, Executive Vice President, and Chief Financial Officer for the Arnel Development Company, a real estate investment, development, and management company in Costa Mesa, California. Until taking the position with Greentrac.com, Mr. Packard also served as Vice President and Chief Financial Officer of Arnel Financial, where he supervised the financial and administrative areas of 20 corporate entities, collectively referred to as "Arnel & Affiliates." Mr. Packard is also on the board of directors of a publicly traded company by the name of CEC Properties, Inc., which is a golf course development and management company. Mr. Packard also serves on the board of directors of several non-profit organizations. Mr. Packard has been a director since November 1991.

     Marshall F. Wallach has served as President of The Wallach Company, a Denver, Colorado based investment banking firm, since 1984. Prior to forming The Wallach Company, Mr. Wallach managed the corporate finance department and established the mergers and acquisitions department of Boettcher & Company, a regional investment bank in Denver, Colorado. Mr. Wallach serves on the boards of several non-profit organizations and privately-owned corporations. He has been a director since November 1991.

Board and Committee Meetings

     The Board of Directors has established an Audit Committee, a Human Relations Committee, and a Finance Committee. Ad hoc committees are established from time-to-time by the Board. For example, in the past the Board has appointed an Independent Committee and a Special Committee. The Chief Executive Officer serves as an ex-officio member of all committees.

     The Audit Committee, currently composed of Messrs. Packard (Chairman), MacDonald, and Bitonti, generally reviews the activities of the Company's independent accountants and the results of the examination made by these professionals in connection with the Company's financial statements and a review of internal accounting controls. The Audit Committee held two meetings in 1998 and two meetings in 1999.

     The Human Relations Committee, which currently is composed of Messrs. Cole (Chairman), Bitonti, Fawcett, and Packard, has general responsibility for all employee compensation and benefit matters, including recommendations to the full Board on compensation arrangements of officers and directors, benefit plans, stock options and other stock related grants. The Human Relations Committee held five meetings in 1998, and two meetings in 1999.

     The Finance Committee, which is currently composed of Messrs. Wallach (Chairman), Cole and MacDonald, has general responsibility for the Corporation's annual operating budget and capital plan, changes in the Company's capital structure, and the Company's credit facilities such as lines of credit, loans, and other forms of indebtedness. The Finance Committee held one meeting in 1998, and three meetings in 1999.

     The Board does not have a standing committee to nominate candidates to the Board of Directors. For purposes of establishing a slate of nominees for the Annual Meeting, the Board established an ad hoc nominating committee composed of Messrs. Cole (Chairman), MacDonald and Wallach. The ad hoc nominating committee met once in 2000.

     The Board of Directors held eight meetings in 1998, and six meetings in 1999. All directors of the Company attended at least 75% of the meetings of the Board and 75% of the meetings of the committees on which they served during 1998 and 1999.

Director Compensation

     Directors who are also employees of the Company receive no fees for serving as directors. Currently, all non-employee directors receive a fee of $750 for each Board or Committee meeting attended as well as a $10,000 per year retainer. A non-employee director serving as a Committee Chairman receives an additional $2,000 per year retainer. Attendance fees and Chairman fees were also paid for all temporary committees. In accordance with the Bylaws of the Company, director compensation is established periodically by resolution of the Board of Directors.

     The Kaiser Ventures Inc. 1995 Stock Plan, as amended, ("1995 Plan"), as well as the Kaiser Ventures Inc. 2000 Stock Plan to be considered at the Annual Meeting, provide for the grant of options to directors of the Company. Any non-employee individual first elected or appointed to the Board during the term of the applicable stock plan received a non-qualified stock option to purchase 5,000 shares of the Company's common stock at the fair market value at the time of becoming a director and an annual grant of a non-qualified stock option to purchase 1,500 shares at fair market value. Thus, each non-employee director completing at least six months in office after the Annual Meeting will vest in a non-qualified stock option to purchase 1,500 shares of the Company's common stock at the fair market value as of the date of the Annual Meeting. Under the Kaiser Ventures Inc. 2000 Stock Plan, similar grants will be made in the future.

     The following table summarizes the annual director stock option grants since January 1, 1996:


                                       Fair Market
               Grant Date            Value Per Share
               ==========            ===============

               June 17, 1996             $10.50
               June 23, 1997             $10.05
               June 30, 1998             $11.80

     The Company does not have a retirement compensation plan for non-employee directors.

Delay in Implementation of Director Retirement Age Policy

     In 1996, the Board approved a retirement policy for individuals serving on the Board. The policy adopted a mandatory retirement age of 72 for members of the Board. However, for a period of three years (1996 - 1999, as measured from annual meeting to annual meeting) there were two exceptions to this policy. The Board has elected to extend the two exceptions to the mandatory retirement policy for an additional three years (2000 - 2003, as measured from annual meeting to annual meeting). The two exceptions to the policy are currently Messrs. Cole and MacDonald.


                                 Proposal Two
                     KAISER VENTURES INC. 2000 STOCK PLAN


General Purpose of Plan

     The Company's directors have adopted the Kaiser Ventures Inc. 2000 Stock Plan (the "Plan"). The purpose of the Plan is to enable the Company and its subsidiaries to retain and attract employees, consultants, and non-employee directors that contribute to the Company's success by their ability, ingenuity, and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The Plan was adopted because virtually all of the shares reserved under the Company's 1995 Stock Plan, as amended, have been used in connection with stock option grants and the issuance of other stock related incentives. There have been no significant grants of options to the Named Officers since June 1996, (other than to Mr. Silva who joined the Company subsequent to June
1996). In addition, approval of the Plan by stockholders assists the Company in satisfying certain legal requirements and to provide possible tax advantages to the Company and participants. The Plan is intended to continue the Company's policy of providing appropriate levels of incentive compensation to employees and non-employee directors, and to provide greater flexibility in the types of incentive compensation that can be granted. The Plan is substantially similar to the Company's 1995 Stock Plan, as amended. The principal features of the Plan are described as follows; provided, however, the description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit "A".

Administration

     The Plan is to be administered by the directors or by a committee of not less than two disinterested directors, who may be appointed by the Board of Directors of the Company and who will serve at the pleasure of the Board. The term "Board" as used in this section of the Proxy Statement refers to the Board or, if the Board has delegated its authority, the committee established by the Board to administer the Plan. In the past, the Company has appointed a Stock Option Committee consisting of all members of the Board, other than employee directors, to administer its stock option plans. The Company anticipates that this practice will continue. The Company will have the power and authority to grant stock options, restricted stock, stock appreciation rights and deferred stock to eligible employees and consultants, pursuant to the terms of the Plan. In particular, the Company will have the authority to: (1) select officers and other key employees of the Company and its subsidiaries to whom stock options, restricted stock, stock appreciation rights and deferred stock be granted, (2) determine whether and to what extent incentive stock options, restricted stock, stock appreciation rights and deferred stock, non-qualified stock options, or a combination of the foregoing are to be granted, (3) determine the number of shares to be covered by each such grant, and (4) determine the other terms and conditions of a particular grant.

Stock Subject to the Plan

     The total number of shares of stock reserved and available for distribution under the Plan is limited to 500,000 plus the shares represented by stock option grants to non-employee directors. Options and other stock related incentives that are forfeited, expire, or otherwise terminate without issuance of shares to the participant will be deemed available for new awards under the Plan.

     The Plan includes an annual limitation of the amount of awards that may be granted to any one participant in order to qualify awards as "performance-based compensation" not subject to the annual limitation on deductibility under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The annual limit under the Plan equals 200,000 shares.

     The number of shares and annual limitation (as well as exercise price) will be adjusted in certain circumstances such as payment of a dividend (except for a regular reoccurring cash dividend), a distribution, reorganization, business combination or other similar corporate transaction or event affecting the Company's common stock.

Eligibility

     Officers, other key employees, and consultants of the Company and its subsidiaries who are responsible for or contribute to the management, growth, or profitability of the business of the Company and its subsidiaries are eligible to be granted stock options, restricted stock, stock appreciation rights and/or deferred stock under the Plan. Non-employee directors participate in the Plan under the conditions described below under "Non-Employee Directors." Except for non-employee directors, the optionees and participants under the Plan will be selected by the Board in its sole discretion from among those eligible, and the Board will determine in its sole discretion the number of shares covered by each award.

General Terms of Awards

     Awards may be granted on the terms and conditions described in the Plan.
In addition, the Board may generally impose on any award or the exercise thereof, at the date of grant or thereafter, additional terms and conditions, not inconsistent with the provisions of the Plan, including the acceleration of vesting of any of any awards or forfeiture of awards in the event of termination of employment by any participant. Payment to the Company upon exercise of an award may be made in such forms as the Board determines, including cash, shares of common stock, options, other awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. If the terms and conditions imposed by the Board on any award are not complied with or achieved, the award will, unless otherwise provided under the Plan or determined by the Board in accordance with the Plan, be forfeited by the participant. Described below are the types of awards that can be made under the Plan.

Types of Stock Options and Awards

     Incentive Stock Options and Non-Qualified Stock Options. Stock options granted under the Plan may be of two types: (1) "incentive stock options" under the Code, and (2) non-qualified stock options. The term of an incentive stock option may not exceed 10 years (or 5 years if issued to a participant who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted (or, in the event the participant owns more than 10% of the Company's stock, the option price shall not be less than 110% of the fair market value of the stock on the date the option is granted). The exercise price for non-qualified options granted under the Plan may be less than 100% of the fair market value of the common stock on the date of the grant.

     The Board will have the authority to grant any optionee incentive stock options, non-qualified stock options, or both types of options provided, however, that non-employee directors shall not be eligible to receive incentive stock options and shall be eligible to receive non-qualified stock options only as provided below. Any option that does not qualify as an incentive stock option shall constitute a separate non-qualified stock option. Stock options shall be in such form and upon such terms as the Board may approve from time-to-time. The purchase price may be paid in cash or, in the Board's discretion, by tendering promissory notes, common stock, existing options, or other property.

     Stock options may be exercised during varying periods of time after an option holder's termination of employment, dependent upon the reason for the termination. Following a participants' death, the stock options may be exercised to the extent they were exercisable at the time of death by the legal representative of the estate or the optionee's legatee for a period of three years or until the expiration of the stated term of the option, whichever is less. The same time periods apply if the option holder is terminated by reason of disability. If the option holder retires, the option holder's stock options may be exercised to the extent they were exercisable at the time of retirement or for a period of three years from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the option holder is involuntarily terminated without cause, the option holder's options may be exercised to the extent they were exercisable at the time of termination for the lesser of three years or the balance of the stated term of the option. If the option holder's employment is terminated for cause, the participant's stock options that have yet to vest, immediately terminate. These exercise periods may be reduced by the Board for particular options or otherwise modified by the terms of a stock option agreement or employment agreement. However, in most cases where incentive stock options are involved, to maintain their favored tax treatment such options must be exercised within three months of the event causing the termination of employment. The Board may, in its discretion, accelerate the exercisability of stock options which would not otherwise be exercisable upon death, disability or retirement or upon the occurrence of other events as the Board may determine. In addition, upon the occurrence of certain material events or changes, such as the sale of a material portion or substantially all the Company's assets, the vesting or installment schedule of stock options will be automatically accelerated. Acceleration of vesting may also occur upon the occurrence of certain events as specified in a participant's employment agreement.

     Stock Appreciation Rights. The Board may grant stock appreciation rights ("SARs") in connection with all or part of any stock option (with the exception of options granted to non-employee directors), either at the time of the stock option grant, or, in the case of non-qualified options, later during the term of the stock option. SARs entitle the participant to receive from the Company the same economic value that would have been derived from the exercise of an underlying stock option and the immediate sale of the shares of common stock. Such value is paid by the Company in cash, shares of common stock or a combination of both, in the discretion of the Board. SARs are exercisable or transferable only at such times and to the extent stock options to which they relate are exercisable or transferable. If an SAR is exercised, the underlying stock option is terminated as to the number of shares covered by the SAR exercised.

     Restricted Stock. The Board may grant restricted stock awards that result in shares of common stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Board. The Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The terms of restricted stock awards need not be the same with respect to each recipient. The restricted stock may be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, the stockholder has the right to vote the shares of restricted stock and to receive dividends and distributions unless the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. Notwithstanding the foregoing, the Plan provides that all restrictions with respect to restricted stock lapse 60 days (or less as determined by the Board) prior to the occurrence of a merger or other significant corporate change.

     If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Board. Generally the restricted shares will immediately vest if the participant is terminated by the Company without cause.

     Deferred Stock Awards. The Board may grant deferred stock awards that result in shares of common stock being issued to a participant or group of participants upon the expiration of a deferral period. The Board may condition the grant of deferred stock upon the attainment of specified performance goals. The terms of deferred stock awards need not be the same with respect to each recipient.

     Upon termination of employment for any reason during the deferral period for a given award, the deferred stock in question shall be forfeited by the participant, subject to the Board's ability to waive any remaining deferral limitations with respect to a participant's deferred stock. During the deferral period, deferred stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered and any dividends declared with respect to the number of shares covered by a deferred stock award will either be immediately paid to the participant or deferred and deemed to be reinvested in additional deferred stock as determined by the Board. The Board may allow a participant to elect to further defer receipt of a deferred stock award for a specified period or until a specified event.

     Limited Transferability. Generally a participant in the Plan is not allowed to transfer, assign, pledge or encumber a stock option or other stock related incentive during his or her lifetime. However, the Plan provides for a limited exception to the general prohibition so that options, stock appreciation rights, and other stock related awards maybe transferred by a participant to immediate family members and to certain entities beneficially owned by immediate family members.

Federal Income Tax Consequences

     Stock Options. Generally, an optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a capital gain. Under current law, net long-term capital gains are taxed at a maximum federal tax rate of 28% while other income may be taxed at a higher federal tax rate.

     An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

     Stock Appreciation Rights. The grant of SARs would not result in income for the participant or in a deduction for the Company. Upon receipt of shares or cash from exercise of an SAR, the participant would generally recognize compensation income, and the Company would be entitled to a deduction, measured by the fair market value of the shares plus any cash received.

     Restricted Stock and Deferred Stock. The grant of restricted stock and deferred stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions or to a deferral period which would result in a "substantial risk of forfeiture" as intended by the Company and as defined in applicable U.S. Treasury regulations. If the shares are transferable or there are no such restrictions or significant deferral periods, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions or deferral period lapses. The amount of such income will be the value of the common stock on the date such restriction or deferral period lapses less any amount paid for the shares. Dividends paid on the common stock and received by the participant during the restricted period or deferral period also will be taxable compensation income to the participants. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If the election is made, the fair market value of the stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

     Withholding. The Plan requires each participant, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay to the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Company common stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the participant. In that case, the Company would pay the tax liability from its own funds, but would retain stock equal to that amount.

Stock Option Grants Under the Plan

     Pursuant to the terms of the Plan, subject to stockholder approval of the Plan, and consistent with the program of making such grants generally at three year intervals, options have been granted to the following individuals effective January 6, 2000:


                  Name             Option Grant          Exercise Price
                  ====             ============          ==============

       Richard E. Stoddard           200,000                 $15.475

       Terry L. Cook                  75,000                 $15.475

       James F. Verhey                60,000                 $15.475

       Anthony Silva                  50,000                 $15.475

       Paul E. Shampay                25,000                 $15.475

     Each option granted is for a term of three (3) years from the grant date, as opposed to the usual ten (10) year term, and is immediately exercisable. It is not currently contemplated that additional options will be granted to the Named Executive Officers during the three (3) year term of the options.

Non-Employee Directors

     Non-employee directors will be entitled to stock options as follows:

     Each person who, after the effective date of the Plan, is first elected to a term as a member of the Board is automatically entitled to receive a stock option to purchase 5,000 shares of stock at an option price per share equal to 100% of the fair market value of the share of stock on the date of his or her election. No more than one initial grant stock option may be granted to a non-employee director regardless of the number or sequence of his or her terms as a member of the Board. In addition to the one time initial grant, during the term of the Plan each non-employee director who is re-elected or is serving an unexpired term as a member of the Board at an Annual Stockholders Meeting is automatically entitled to receive a stock option to purchase 1,500 shares of stock at an option price per share equal to 100% of the fair market value of a share of stock on the date of the grant. Any person becoming a director will receive only the initial stock option grant of 5,000 shares described above, and not the 1,500 shares annual stock option grant.

     All stock options granted to non-employee directors will be designated as non-qualified stock options. Options granted to non-employee directors will expire on the earlier of three years after the date on which the option holder ceases to be a director or ten years from the date of grant. The maximum number of shares as to which options may be granted to any non-employee director under this Plan will be 15,000 shares. (A director could also have been issued options for up to 15,000 shares under each of the Company's previous stock option plans.)

Registration with the SEC

     Upon approval of the Plan by the stockholders, the Company intends to file a registration statement covering the offering of the shares of common stock issuable under the Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Vote Required

     Stockholder approval of the Plan requires the affirmative vote of the holder of a majority of the shares of common stock present in person or represented by proxy at the meeting.

     The Board of Directors recommends a vote FOR Proposal Two which would
                                              ---
                     approve the Company's 2000 Stock Plan.


                BIOGRAPHICAL INFORMATION ON EXECUTIVE OFFICERS

  The current executive officers of the Company are:


          Name                Age              Position with the Company
          ====                ===              =========================

Richard E. Stoddard           49      President, Chairman of the Board and Chief
                                      Executive Officer

James F. Verhey               52      Executive Vice President - Finance and
                                      Chief Financial Officer

Lee R. Redmond, III           47      Sr. Vice President - Real Estate

Terry L. Cook                 44      Executive Vice President - Administration,
                                      General Counsel and Corporate Secretary

Anthony Silva                 37      Vice President Resource Development and
                                      Environmental Services

Paul E. Shampay               38      Vice President - Finance


     Biographical information with respect to Mr. Stoddard is set forth above under "Election of Directors."

     James F. Verhey joined the Company and was appointed Vice President - Finance and Chief Financial Officer in August 1993, appointed Senior Vice President-Finance in January 1996, and appointed Executive Vice President of the Company in January 1998. In addition to his duties with the Company, Mr. Verhey was appointed Vice President of Finance and Chief Financial Officer of Mine Reclamation Corporation in February 1995. From July 1992 to joining the Company, Mr. Verhey was the Chief Financial Officer of OESI Power Corp., a Portland, Oregon based geothermal company. From June 1991 to July 1992, Mr. Verhey served as President of Mithryn Energy, Inc. From August 1987 to June 1991, Mr. Verhey was President of two subsidiaries of Luz International, Ltd. ("Luz"), a developer of large-scale solar electric generating stations. Both Luz and the two subsidiaries filed voluntary petitions in bankruptcy under Chapter 11 after Mr. Verhey left the companies. Both filings were ultimately converted to Chapter 7 liquidations. Luz and its subsidiaries have no relationship with the Company. Mr. Verhey is a certified public accountant and spent several years with Price Waterhouse in Los Angeles, California. As of October 1, 1999, Mr. Verhey began working less than full time for the Company.

     Lee R. Redmond III joined the Company and was appointed Vice President - Real Estate for the Company in June 1994, and was appointed Senior Vice President-Real Estate in January 1996. Prior to joining the Company, Mr. Redmond was in charge of Birtcher Real Estate, Ltd's Riverside office as a principal. Birtcher is a major U.S. real estate development, construction and investment firm. In that position Mr. Redmond developed and managed substantial industrial and office space. Before joining Birtcher in 1989, Mr. Redmond was regional director of the Inland Empire for O'Donnell, Armstrong & Partners of Irvine, California, a regional real estate developer. At O'Donnell he was responsible for all land acquisitions and development in the California counties of Riverside and San Bernardino. He is also a member of several national and local professional and economic development organizations. As of January 15, 2000, Mr. Redmond began working less than full time for the Company with his eventual separation from the Company contemplated to occur in the third quarter of 2000.

     Terry L. Cook joined the Company and was appointed General Counsel and Corporate Secretary in August 1993, became a Senior Vice President in January 1996, and was appointed Executive Vice President - Administration in January 2000. Mr. Cook was appointed General Counsel and Corporation Secretary of Mine Reclamation Corporation in February 1995. Prior to joining the Company, Mr. Cook was a partner in the Denver office of the national law firm McKenna & Cuneo specializing in business, corporate, and securities matters. Prior to his joining McKenna & Cuneo in July 1988, Mr. Cook was an attorney in private practice as a partner in a Denver, Colorado law firm.

     Anthony Silva was appointed Vice President Resource Development and Environmental Services in January 1998. In this position, Mr. Silva is responsible for the oversight of the remediation of the site of the former Kaiser Steel Corporation steel mill, and for exploring opportunities for new activities in the water, waste and environmental sectors. Prior to this position, from December 1993 to October 1996, Mr. Silva was Vice President and Managing Principal with the Park Corporation, an environmental consulting and water resources firm providing technical expertise and long-term strategic environmental planning to industrial and oil and gas companies. Prior to 1993, he was also the National Oil & Gas Exploration & Production Business Development Director for Delta Environmental Consultants and the Exploration & Production Manager for an independent oil and gas company. Mr. Silva serves on the Board of Directors for the non-profit Environmental Professionals Organization (EPO). Mr. Silva recently served as a chairperson of the California Department of Toxic Substances Control's Site Mitigation Update Advisory Group (Remedy Selection/Standards Planning Subgroup), which was updating and improving the California Health and Safety Code.

     Paul E. Shampay was appointed Vice President, Finance in January 2000. Mr. Shampay joined Kaiser in 1995, as Corporate Controller. Prior to joining Kaiser, Mr. Shampay spent 11 years in various senior financial positions at Rancon Financial Corporation, a syndicator of SEC registered limited partnerships and regional commercial and residential real estate developer. Mr. Shampay is a certified public accountant, certified management accountant and is certified in financial management.

                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ending December 31, 1999, 1998, and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued in those years, to the Company's President and Chief Executive Officer, and to the four most highly compensated executive officers of the Company in office at the end of fiscal year 1999, whose total cash compensation exceeded $100,000 during fiscal year 1999 (the "Named Executive Officers") in all capacities in which they served:



               [Remainder of this Page Intentionally Left Blank]

                          Summary Compensation Table

                                                                           Long Term Compensation
                                                                   -----------------------------------
                                       Annual Compensation                    Awards           Payouts
                           --------------------------------------------------------------------------------------------
                                                             Other
                                                            Annual       Restricted    Securities            All Other
           Name and                                         Compen-        Stock       Underlying   LTIP      Compen-
      Principal Position     Year  Salary/(1)/ Bonus/(2)/   sation/(3)/  Awards(/4)/    Options    Payouts  sation/(5)/
      ------------------     ----  ----------- ---------   ------------  -----------   ---------   -------  -----------
Richard E. Stoddard          1999   $312,694    $312,694         $0      $     0            0       $0      $38,657
Chairman of the Board,       1998   $302,120    $ 45,318         $0      $     0            0       $0      $49,314
President and CEO            1997   $291,200    $131,040         $0      $40,000            0       $0      $46,848

Gerald A. Fawcett/(6)/       1999   $ 60,000    $120,000         $0      $     0            0       $0      $ 4,200
Vice Chairman                1998   $ 66,167    $      0         $0      $     0            0       $0      $18,615
                             1997   $208,000    $ 93,600         $0      $40,000            0       $0      $30,324

James F. Verhey              1999   $177,620    $177,620         $0      $     0            0       $0      $21,058
Exec. Vice President -       1998   $193,592    $ 29,250         $0      $     0            0       $0      $29,664
Finance& CFO                 1997   $161,200    $ 72,540         $0      $20,000            0       $0      $23,320

Lee R. Redmond, III          1999   $173,099    $ 86,550         $0      $     0            0       $0      $19,975
Sr. Vice President - Real    1998   $167,245    $ 16,725         $0      $     0            0       $0      $26,765
Estate                       1997   $161,200    $ 72,540         $0      $20,000            0       $0      $23,320

Terry L. Cook                1999   $173,099    $173,099         $0      $     0            0       $0      $20,895
Executive Vice President,    1998   $167,245    $ 25,087         $0      $     0            0       $0      $26,765
General Counsel and          1997   $161,200    $ 72,540         $0      $20,000            0       $0      $23,320
Secretary

Anthony Silva/(7)/           1999   $113,850    $ 74,003         $0      $     0       25,000       $0      $12,831
Vice President Resource      1998   $110,000    $ 22,000         $0      $     0       25,000       $0      $11,470
Development & Envir. Svcs.

(1) A portion of the salary for each executive officer for 1997 was in the form of restricted stock subject to vesting requirements imposed by the Board of Directors. The restricted stock portion of an officer's salary is also included in the "Restricted Stock Awards" column above, together with the portion of each officer's bonus received as restricted stock for any applicable year.

(2) Bonuses are paid in January for the preceding calendar year. No restricted stock was awarded as a part of the executive officer bonuses for 1998 or 1999.

(3) Does not include the dollar value of perquisites and other personal benefits. The aggregate amount of perquisites and other personal benefits received by each executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(4) Restricted stock, subject to vesting, was granted to Messrs. Stoddard, Fawcett, Verhey, Redmond and Cook in January 1997, as part of their respective bonuses for the preceding calendar year. This column also includes the value of restricted stock received as a part of an officer's salary for 1997.

(5) Officers of the Company are eligible to participate in the Company's 401(k) Savings Plan, Money Purchase Plan and Supplemental Executive Retirement Plan (collectively "Plans"). During 1999, the Company made contributions of $38,657 to the plans for the account of Mr. Stoddard, $21,058 for the account of Mr. Verhey, $20,895 for the account of Mr. Cook, $19,975 for the account of Mr. Redmond, $12,831 for the account of Mr. Silva, and $4,200 for the account of Mr. Fawcett. During 1998, the Company made contributions of $49,314 to the Plans for the account of Mr. Stoddard, $29,664 for the account of Mr. Verhey, $26,765 for the account of Messrs. Cook and Redmond, $11,470 for the account of Mr. Silva, and $8,615 for the account of Mr. Fawcett.

(6) Mr. Fawcett retired as President and Chief Operating Officer of the Company as of January 15, 1998, and was appointed as Vice Chairman of the Board.
    Mr. Stoddard assumed the duties of President of the Company as of such date.

(7) Mr. Silva became an executive officer of the Company as of January 15, 1998.

                             Option Grants in 1999


     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1999 to each of the Named Executive Officers:

                           Shares              Percent of Total
                         Underlying            Options Granted                                                  Grant Date
                           Option              to Employees in           Exercise           Expiration           Present
         Name             Granted                Fiscal Year              Price               Date              Value/(1)/
         ====             =======              ============               =====               =====             ==========
Richard E. Stoddard             0                    0%                    N/A                 N/A                  N/A

Gerald A. Fawcett               0                    0%                    N/A                 N/A                  N/A

James F. Verhey                 0                    0%                    N/A                 N/A                  N/A

Lee R. Redmond                  0                    0%                    N/A                 N/A                  N/A

Terry L. Cook                   0                    0%                    N/A                 N/A                  N/A

Anthony Silva              25,000                   61%                   $8.78              1/12/09

(1) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following weighted average assumptions were made for purposes of calculating the Grant Date Present Value: option term is 2.28 years; volatility at .415, dividend yield at 0% and interest rate at 6.0%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

     With the exception of Anthony Silva, there were no option grants to the Named Executive Officers in 1998. In 1998, Mr. Silva was awarded options for 25,000 shares exercisable at $10.34.


                      Aggregated Option Exercises in 1999
                    and Option Values at December 31, 1999

     The following table summarizes options exercised during the fiscal year ended December 31, 1999, by the executive officers named in the Summary Compensation Table, and the value of their unexercised options as of December 31, 1999:

                                                                                                 Value of Unexercised
                                                               Number of Unexercised             In-the-Money Options
                                Shares                          Options at 12/31/99                    12/31/99
                              Acquired on        Value             Exercisable/                      Exercisable/
            Name               Exercise         Realized          Unexercisable                    Unexercisable/(1)/
            ====               ========         ========          =============                    ==================
Richard E. Stoddard                   0         $      0            295,600/0                        $1,698,000/$0

James F. Verhey                       0         $      0            170,000/0                        $  778,000/$0

Lee R. Redmond, III              29,000         $279,000            126,000/0                        $  578,000/$0

Terry L. Cook                         0         $      0            170,000/0                        $  773,000/$0

Anthony Silva                         0         $      0             62,000/0                        $  383,000/$0

 (1) Stock price as of December 31, 1999 was $15.62 per share (average of bid and ask prices).

     No stock options were exercised by the Named Executive Officers in 1998.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Mr. Stoddard is employed pursuant to a contract which was amended effective January 15, 1998, and again amended as of January 6, 2000. The agreement, as amended, provides for an annual base salary (which is currently $350,000) adjusted annually by the annual increase in the consumer price index. Mr. Stoddard has agreed to accept up to $40,000 of his annual base salary in restricted common stock vesting over the period of time established by the Board of Directors. Subject to the payment of severance compensation, the agreement provides that Mr. Stoddard's employment may be terminated at anytime. In accordance with his past and current employment contracts, and based upon the attainment of certain criteria, Mr. Stoddard may be awarded annual bonuses based upon his then-existing salary. His base salary and bonuses may be a combination of cash and restricted stock shares.

     Effective as of June 17, 1996, Messrs. Cook and Verhey entered into new employment contracts with the Company. Effective as of January 15, 1998, Mr. Verhey's employment contract was amended to reflect his additional responsibilities and duties in becoming Executive Vice President - Finance of the Company and his annual base salary was increased to $193,592. As of October 1, 1999, Mr. Verhey's employment agreement was again amended to reflect a less than full time commitment to the Company. At that time his salary was adjusted to $105,000. Mr. Verhey's employment agreement was further amended as of January 6, 2000, in the same manner as the employment agreements of most of the other executive officers of the Company.

     Mr. Cook's employment agreement was amended as of January 6, 2000, to reflect among other things, his additional responsibilities and duties in becoming Executive Vice President - Administration. His annual base salary was increased to $195,000.

     As of January 6, 2000, Mr. Redmond entered into a Transition Employment Agreement with the Company, which reflects a reduced time commitment to the Company and his eventual separation from the Company. Accordingly, Mr. Redmond's salary was reduced to $86,550 as of January 15, 2000, and his salary will be further reduced commensurate with his time commitment to the Company until his anticipated separation from the Company in the third quarter of 2000.

     Annual base salaries were paid to each of Messrs. Cook and Redmond of $167,245 in 1998, and of $173,099 in 1999.

     Effective as of January 15, 1998, Mr. Silva entered into an employment contract with the Company. Mr. Silva's annual base salary was $110,000 for 1998, and $113,850 for 1999.

     Subject to the payment of severance compensation, the employment of each executive officer can be terminated at any time without cause. In accordance with their employment agreement, they each may be awarded annual bonuses based on their then existing salaries.

     In summary, except as noted below, under the terms of their respective past and current employment contracts, each executive officer (including those not identified herein as Named Executive Officers), in the event of a "material change", including a change of control, pursuant to or in anticipation of which the executive officer is terminated, is eligible to have the Company pay him or her an amount equal to one year's then-current salary, a pro rate portion of his bonus for the current year, plus the individual's average annual bonus determined by the average percentage of base salary of the bonus over the previous five years (or such lesser period for which the executive participates in the bonus programs). Severance is payable in one lump sum or, at the executive's option, over such period as he or she may determine. In addition, the Company will continue to pay his or her benefits for one year. Should the Company terminate his or her employment without cause, and a material change has not occurred, the Company will pay to the terminated executive an amount equal to one year's then-current salary. Should an executive officer voluntarily terminate his or her employment, the Company will not be obligated to pay him or her any additional compensation, other than the compensation due and owing up to the date of termination.

Notwithstanding the foregoing, the Chief Executive Officer is entitled to two years severance compensation and other benefits upon termination without cause.

    A "material change" involving the Company is defined in each executive employment contract. As of the date of this Proxy Statement under the agreements of each executive officer (other than Mr. Redmond's employment agreement), a "material change" is typically defined as the following: (a) any sale, merger, or other acquisition of all or substantially all of the Company with or by another entity where the stockholders of the Company at the time of the sale, merger or other acquisition do not own or control at least 51% of the voting power of such entity immediately after the time of the sale, merger, or other acquisition; (b) any acquisition of common stock by a person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934), resulting in the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by that person or group of more than (i) 25% of the capital stock of the Company accompanied by a change of more than 50% of the directors of the Company within one year after such event; or (ii) 35% of the capital stock of the Company with or without such change; (c) a distribution to any one or more stockholders of the Company of an aggregate of net assets with a cumulative value that exceeds the greater of (i) $30,000,000, or (ii) 30% of the net equity of the Company at the time of the distribution (whether by dividend or repurchase of stock); (d) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director has been approved at the time of such election or nomination by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (e) the Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) directly or indirectly exercises a controlling influence over the management or policies or the Company.

    A "material change" occurred under the terms of the executive officers' employment agreements as of November 22, 1999, as a result of the Company purchasing a substantial number of its shares of stock. (See "Related Transactions") Among other things, this event accelerated the vesting of all the outstanding stock options of each executive not previously vested.

    Under the terms of the employment contract with each executive officer, the Company may grant stock options and other stock-related incentives from time-to-time to an executive officer.


                    REPORT OF THE HUMAN RELATIONS COMMITTEE


Compensation Philosophy

     The Human Relations Committee of the Board of Directors (the "Committee") is responsible for reviewing the Company's compensation policies and programs and in evaluating and making recommendations to the Board regarding the compensation of executive officers. It continues to be the goal of the Committee to establish compensation packages for the Company's executive officers that will enable the Company to attract and retain highly competent, highly motivated individuals to serve as the Company's executive officers. It is also the goal of the Committee to design these compensation packages so as to further the overall corporate goal of providing substantial returns to stockholders. Accordingly, the Company's compensation program is designed to link in large part an executive's total compensation to the performance of the Company. It is recognized that the Company, for its size, is unique in the types of projects it has and the types of expertise necessary to develop such assets. Accordingly, the Company's success and the ability to develop its assets and projects depends, to a significant extent, on the performance and retention of its executive officers.

     In keeping with these two broad goals, the Committee structures compensation packages for all executive officers, including the Chief Executive Officer, with three components:

     .  Base Salary

        Base salary is primarily cash compensation in amounts competitive with related compensation levels in similar companies. This element provides a stable base for the other two compensation components, both of which are designed to reward performance and create longer-term incentives which are tied more closely to the creation of stockholder value.

        The executive officers generally received an increase of 3.75% in base pay in 1998 and of 3.5% in 1999. However, Mr. Verhey, as a result of his promotion in 1998 to Executive Vice President - Finance, received a base salary increase from $161,200 to $193,592. Mr. Verhey's base salary was subsequently reduced to $105,000 effective October 1, 1999, to reflect his reduced time commitment to the Company. Mr. Redmond's base salary was decreased to $86,550 as of January 15, 2000, to reflect his reduced time commitment to the Company, and it will be further reduced in 2000 commensurate with his time commitment to the Company.

     .  Annual Bonus

        Early in each year, the Board of Directors usually establishes a list of identified corporate objectives for the year. In addition, personal objectives are established for each executive officer for the year. Annual bonuses reward individual executive officers for their respective contributions in attaining the Company's objectives for the year and in achieving their respective personal objectives. The annual bonus may be in cash or cash and restricted stock. In 1998, a year in which important issues were awaiting governmental, administrative or judicial resolutions the Committee focused more on subjective factors and the performance of individual objectives in awarding bonuses for the year. As discussed in more detail below, in 1999, the Committee focused on the outstanding accomplishments achieved by the Company in the development of its projects.

     .  Long Term Incentive Compensation

        This compensation component consists of stock option grants based upon corporate and individual performance (except as incentives to accept offers of employment), with the value and exercisability of the options dependent upon continued service to the Company and increases in the market price of the Company's common stock. Through the use of stock option programs, the Company seeks to create long-term incentives for its executive officers that reward them only if stockholder value increases. The Company's policy has been to generally grant options with a term of 10 years to provide long term incentive, and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Due to the size of 1996 option grants, none of the Named Executive Officers were granted additional stock options in 1997, 1998 or 1999, (Mr. Anthony Silva was granted options in 1997, 1998, and in 1999. The vesting and exercise of all such options is generally tied to continued employment with the Company. However, the occurrence of a "material change" will accelerate the vesting of these options. The options of the executive officers were accelerated as a result of the stock repurchase completed by the Company in November 1999.

        However, the Committee recently reviewed the Company's history of option grants, the last of which were the "mega grant" options made in 1996. As a result of this review and after consultation with a third party compensation consultant, the Committee recommended to the Board of Directors, the adoption of a new stock plan and the issuance of fully vested options to the executive officers with a term of three (3) years instead of the usual ten (10) year term. The Committee's believes that the shorter term of these options will assist in motivating the executive officers to achieve various goals within a relative short period of time. In January 2000, the Board of Directors concurred with these recommendations. The new stock plan is subject to stockholder approval as discussed in this Proxy Statement.

     During 1998 and 1999, the Committee employed a third party consultant to assist it on various compensation matters, including stock options, bonuses, and other incentives and material terms of employment agreements.

Measures of Performance

     In 1998 and 1999, the Committee did not solely rely upon specific objective criteria to measure executive performance and to determine annual bonuses. While the Committee did consider the following items: (1) the Company's income before taxes; (2) annual stock price appreciation; (3) accomplishment of major corporate objectives; and (4) accomplishment of major personal objectives, it was the Committee's determination to rely more on a subjective review and evaluation of the executive officers. While the Company made substantial progress in certain areas in 1998, it was a relatively disappointing year for the Company. Accordingly, the Committee recommended, and the Board approved, discretionary bonuses of 15% of base salary for the Named Executive Officers, except for Mr. Silva whose bonus was 20% of base salary, and for Mr. Redmond whose bonus was 10% of base salary. Bonuses for 1998 performance were approved and paid in January 1999. The entire bonus for 1998 was awarded in cash.

     In contrast to 1998, in which little or no progress was made in bringing several matters to a conclusion for the reasons stated earlier, 1999 was an outstanding year for the Company and its stockholders. The Company's accomplishments included: (i) in April 1999, obtaining the unanimous approval of the San Bernardino Board of Supervisors for the Company's Kaiser Commerce Center real estate project at the former Mill Site; (ii) in May 1999, obtaining a complete reversal of a prior adverse decision on the Eagle Mountain Landfill Project's new environmentally impact report and the refusal of the California Supreme Court in July 1999, to reconsider the appellate court victory; (iii) in September 1999, the dramatic increase in the value of the Company's interest in Penske Motorsports, Inc. ("PMI") as a result of the acquisition of PMI by International Speedway Corporation ("ISC") in July 1999, and the subsequent sale by the Company in 1999 of its ownership interest in ISC, with a total of approximately $89 million generated from the merger and the subsequent sale of ISC stock; (iv) obtaining a positive decision from the Interior Board of Land Appeals which affirmed the Bureau of Land Management's decision to approve a federal land exchange with the Company that was needed for the Eagle Mountain Landfill Project; (v) in October 1999, on the federal land exchange; and (vi) in December 1999, obtaining the last major permit required for the Eagle Mountain Landfill Project. In recognition of these and other accomplishments, the Committee recommended substantial bonuses for the Named Executive Officers for 1999. Each Named Executive Officer received a bonus equal to 100% of his base salary, except for Mr. Redmond who received a bonus of approximately 50% of his base salary plus the possibility of an additional performance bonus based upon achieving certain corporate goals associated with the Company's mill site real estate. Bonuses for 1999 performance were approved and paid in January 2000.

     For 2000, the Committee, in consultation with a third party compensation consultant, recommended and the Board approved the following Executive Incentive Bonus Plan:

                                               Incentive Award Competitive Practice

                  Title                        Target % Salary               Maximum % Salary
                  =====                        ===============               ================
    Chief Executive Officer                          50%                           100%

    Executive Vice Presidents                        40%                            80%

    Vice Presidents                                  35%                            70%

     In addition to the Chief Executive Officer, there are currently two Executive Vice Presidents and two Vice Presidents covered by the Executive Incentive Bonus Plan.

     The implementation of the Executive Incentive Bonus Plan is as follows:


              Objective/Criteria                   Percent of Bonus Target
              ==================                   =======================

    Achievement of major corporate objectives               40%/(1)/

    Achievement of major individual objectives              20%/(1)/

    Achievement of annual corporate financial
    targets                                                 15%

    Achievement of average stock price
    appreciation as measured in the 4/th/ quarter
    of the year over the same period for the
    preceding year (based on average of closing
    price)                                                  10%

    Achievement of specific operational targets:            15%

    ---------------
    (1)  For Vice Presidents, corporate objectives are weighted 20%, individual
    ---
         objectives 40%

     The Committee retains the discretion to review with the executive officers the impact that extraordinary financial and management's role regarding such matters might have on the objectives/criteria.

Compensation of the Chief Executive Officer for 1998 and 1999

     As described elsewhere in this proxy statement, Mr. Stoddard received a base salary of $302,120 in 1998 and $312,694 in 1999. Consistent with the evaluation of the other executive officers of the Company and his achievements, the Committee awarded to Mr. Stoddard a $45,318 cash bonus for 1998 and $312,695 in 1999.

Section 16(m) of the Internal Revenue Code

     To date the Committee has made no decision on whether the Company should adopt and implement with respect to the $1,000,000 compensation deduction cap imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended.
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other highly compensated executive officers. While the highest annual salary and bonus that is currently paid to an executive of the Company is well below $1,000,000, because the ultimate value of the stock options or other stock related incentives granted to executive officers is unknown, the Committee is considering if it is necessary or appropriate to implement a policy that addresses the compensation cap and the deductibility of any compensation that may exceed such cap.

Implementation of Recommendations

     The Committee achieves implementation of the Company's executive officer compensation philosophy through detailed recommendations to the full Board of Directors. Executive officers who are also directors do not vote on executive officer compensation matters. No current executive officer serves on the Committee although Mr. Fawcett retired as President of the Company in January 1998, and continues to serve as a part time employee of the Company for special projects. He was appointed as a member of the Committee subsequent to Mr. Fawcett becoming a member of the Board of Directors. Mr. Fawcett also continues to serve on the Board of Directors of several subsidiaries of the Company.

     During 1998 and until November 22, 1999, Lyle ("Scotty") B. Stevenson and Gary Gibbons served on the Human Relations Committee.


                         Human Relations Committee:
                         =========================

                          Todd G. Cole, Chairman
                          Ronald E. Bitonti
                          Gerald A. Fawcett
                          Charles E. Packard


                             RELATED TRANSACTIONS

     Penske Motorsports, Inc. Until July 26, 1999, the Company owned approximately 11.73% of Penske Motorsports, Inc. ("PMI"). On July 26, 1999, International Speedway Corporation ("ISC") acquired PMI (the "Acquisition").
The Company voted for the Acquisition and elected to take the cash and stock, instead of just ISC stock. As a result of the Acquisition, the Company received approximately $24 million in cash and 1,187,407 shares of ISC Class A stock. Subsequent to the Acquisition, the Company sold all of its shares of ISC stock for a total of $64 million. Richard E. Stoddard, the Company's Chief Executive Officer, served on PMI's Board of Directors until several days before the completion of the Acquisition. Many of the agreements discussed below effectively terminated as a result of the Acquisition.

     The Company, as a result of the Organization Agreement dated November 22, 1995, among PMI, PSH Corp., and the Company, as amended (the "Organization Agreement"), entered into various agreements, in connection with the transfer of property for the California Speedway, a motorsports facility. Pursuant to such agreements: (i) the Company and PMI agreed to cause certain services to be provided to each other, including the Company providing sewer treatment services for the California Speedway; (ii) PMI agreed to reimburse the Company for certain costs incurred in the preparation of the site of the California Speedway; (iii) the Company agreed to indemnify Michigan International Speedway, Inc. and The California Speedway Corporation, subsidiaries of PMI, against certain environmental liabilities; (iv) the Company, PSH Corp., and PMI entered into a Shareholders Agreement; and (v) PMI agreed to reimburse the Company, among others, for certain pre-development expenses incurred by the Company and others in connection with the California Speedway.

     Pursuant to the Shareholders Agreement, as amended, should PSH Corp. desire to transfer any shares of capital stock of PMI for consideration to an unrelated third party, PSH Corp. must first offer such shares to the Company on the same terms and conditions as in the proposed transfer. The Shareholders Agreement also provides that if the Company desires to transfer any shares of capital stock of PMI for consideration to an unrelated third party, the Company must first offer such shares to PSH Corp., at a price equal to the average closing price of PMI's shares on Nasdaq's Stock MarketSM for the previous thirty trading days. However, PSH Corp. has effectively assigned any right of first refusal to International Speedway Corporation ("ISC"), a major stockholder in PSH Corp. If ISC elects not to purchase such shares, then PSH Corp. has the right to purchase such shares on the same terms and conditions as the proposed transfer. In either case, if the non-transferring party elects not to purchase such shares, then the transferring party may transfer its shares to the unrelated third party. Under certain circumstances, the Company could have distributed a portion of the shares of PMI's common stock that it owns to its stockholders, free from the right of first refusal. The Shareholder's Agreement terminated with the Acquisition.

     In addition, pursuant to a Registration Rights Agreement between the Company and PMI, PMI has granted incidental registration rights to the Company, subject to certain limitations, each time PMI files a registration statement in connection with the sale of its common stock. The Registration Rights Agreement terminated upon the Acquisition.

     The Organization Agreement also grants to PMI a right of first refusal to participate in any transaction or opportunity that directly relates to the conduct or ownership of a motorsports complex that may come to PSH Corp., the Company, or an affiliate of either, excluding ISC and its affiliates.

     Pursuant to a Sewer Services Agreement between the California Speedway and the Company, the Company has agreed to provide sanitary sewer treatment services for the wastewater generated by the property owned by the California Speedway at Kaiser's wastewater treatment facility located on a parcel owned by Kaiser. In consideration for such services, the California Speedway agreed to pay the Company an annual fee for $88,800 adjusted annually by increases in the Consumer Price Index. PMI currently has the option to purchase the facility. After the fifth anniversary of the Sewer Service Agreement, Kaiser may terminate the agreement upon one year's prior written notice to the California Speedway for a good and valid business reason exercised in good faith. The Sewer Services Agreement may be terminated earlier for various other reasons. PMI paid the Company $92,000 under the Sewer Services Agreement during the fiscal year ended December 31, 1998 and $94,260 for the year ended December 31,1999.

     Purchase of Stock. On November 22, 1999, the Company purchased 2,730,950 and 1,693,551 shares of its common stock from the VEBA and from the PBGC, respectively. At the time of the purchase, the VEBA and the PBGC were the Company's two largest stockholders, collectively owning approximately 52% of the then issued and outstanding shares of the Company. The Company paid $13.00 per share in cash. In addition, the VEBA and the PBGC received a contingent payment right in connection with a qualifying sale of the Company's Mill Site if it generally occurs before December 31, 2000, and warrants to purchase 460,000 and 285,260 shares of the Company's common stock, respectively. The warrants expire on September 30, 2004 and have an exercise price of $17.00 per warrant. As a result of the stock purchase, the Board was reduced in size from eleven (11) members to seven (7) members. The individuals resigning from the Board were
Messrs: Gibbons, Morgan, Stevenson and Rabone.

              CERTAIN PAST AND THREATENED STOCKHOLDER LITIGATION

     On December 20, 1999, the Company was served with a complaint challenging and seeking damages in connection with a transaction completed on November 22, 1999, pursuant to which the Company purchased a substantial portion of its common stock from the VEBA and the PBGC, as described immediately above. The litigation was initiated by Willow Creek Capital Partners, L.P., and Willow Creek Offshore, Inc. (collectively "Willow Creek"), companies that reportedly collectively own 542,900 shares of the Company's stock. In summary, the complaint alleged violations of federal securities laws and a breach of fiduciary duty by the Company's Board of Directors and others as a result of the stock purchase transaction with the VEBA and the PBGC. On or about March 9, 2000, this federal lawsuit was voluntarily dismissed, without prejudice, by the plaintiffs. However, it is the Company's understanding that the plaintiffs intend to file a new lawsuit in California state court in the near future. Willow Creek Capital Partners, L.P. a Delaware limited partnership; and Willow Creek Offshore, v. Kaiser Ventures Inc. et al. (United States District Court, Northern District of California, Case No. C99 5188 SBA).

     In connection with its commencement of the lawsuit, Willow Creek and its affiliates also filed a Schedule 13D dated December 7, 1999, with the United States Securities and Exchange Commission and indicated in that filing that the group may take one or more of the following actions:

     1. Solicit proxies or written consents from other stockholders to elect individuals to the Company's board who have the goal of maximizing value for all stockholders, and to establish compensation for board members, either through stock ownership or cash, as an incentive to achieve that goal;

     2. Engage investment bankers or other investment professionals to investigate the possible liquidation of the Company's remaining assets;

     3. Enter into discussions with other stockholders, financial institutions or investors who may be interested in commencing a tender offer for the stock of the Company; or

     4. Contact and consult with other stockholders of the Company about any or all of the foregoing matters.



               [Remainder of this Page Intentionally Left Blank]

        TOTAL CUMULATIVE FIVE-YEAR RETURN ON COMPANY STOCK COMPARED TO
                     PEER GROUP AND TO BROAD MARKET INDEX

   Set forth below is a chart comparing total cumulative return (assuming a $100 investment and reinvestment of dividends, if any) for: (i) the Company, (ii) a peer group/(1)/, and (iii) the Nasdaq Market Index (U.S.). The chart covers the period from December 31, 1994 to the end of the Company's 1999 fiscal year (calendar year).

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                AMONG KAISER VENTURES INC., NASDAQ STOCK MARKET
                        (U.S. COMPANIES) AND PEER GROUP


                                    [GRAPH]

                                    LEGEND

Symbol       CRSP Total Returns Index for:           12/1994    12/1995   12/1996   12/1997   12/1998   12/1999
------       ----------------------------            -------    -------   -------   -------   -------   -------
______  [_]  KAISER VENTURES INC.                      100.0      208.0     144.0     192.0     137.0     255.8
 ... ..   *   Nasdaq Stock Market (US Companies)        100.0      141.3     173.9     213.1     300.4     556.0
------   .   Self-Determined Peer Group                100.0      113.9     121.6     128.5     134.1     135.1

Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 12/30/1994.

_____________
/(1)/ The peer group comprises the same companies which were included in the "Pollution Control" Industry Index in 1992, which index is no longer being published. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. Due to, among other things the substantial consolidation in the waste industry a number of companies, included in the original "Pollution Control" Industry Index, are no longer in business and were excluded from the index. The active members of the peer group are: Laidlaw, Inc., TRC Companies Inc., Thermo Terratech Inc., Versar Inc. and IT Group, Inc. The original peer group and the date ranges in the index are as follows:

                       Company Name                Date Range in Index

      3 C I Complete Compliance Corp.              04/14/92 - 09/14/99
      Allwaste Inc.                                12/29/89 - 07/30/97
      American Waste Services Inc.                 10/04/90 - 06/17/98
      Aqua Alliance Inc.                           12/29/89 - 08/20/99

                       Company Name                Date Range in Index

      Attwoods Plc                                 12/29/89 - 03/09/95
      Browning Ferris Inds Inc.                    12/29/89 - 07/30/99
      Chambers Development Inc.                    12/29/89 - 06/30/95
      Chemical Waste Mgmt Inc.                     12/29/89 - 01/24/95
      ECI Environmental Inc.                       12/29/89 - 12/13/94
      Kimmins Environmental Services Corp.         12/29/89 - 03/01/99
      Lehigh Group Inc.                            12/29/89 - 11/12/97
      Mid-American Waste Systems Inc.              05/18/90 - 01/21/97
      North American Recycling Systems Inc.        02/24/92 - 10/13/94
      O H M Corp.                                  12/29/89 - 06/11/98
      Riedel Environmental Techs Inc.              12/29/89 - 06/13/94
      Safety Kleen Corp.                           12/29/89 - 05/20/98
      Sanifill Inc.                                04/12/90 - 08/30/96
      Waste Management Inc.                        12/29/89 - 07/16/98
      Waste Management Intl Plc                    04/07/92 - 11/03/98
      Western Waste Inds.                          12/29/89 - 05/07/96


               [Remainder of this Page Intentionally Left Blank]

         TOTAL CUMULATIVE RETURN ON COMPANY STOCK SINCE INCEPTION OF
           TRADING COMPARED TO PEER GROUP AND TO BROAD MARKET INDEX

   As supplemental information, set forth below is a chart comparing total cumulative return (assuming a $100 investment and reinvestment of dividends, if any) for: (i) the Company, (ii) a peer group/(1)/, and (iii) the Nasdaq Market Index (U.S.). The chart covers the period from the time the Company's stock began trading to the end of the Company's 1999 fiscal year (calendar year).

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                          SINCE INCEPTION OF TRADING
                AMONG KAISER VENTURES INC., NASDAQ STOCK MARKET
                        (U.S. COMPANIES) AND PEER GROUP

                                    [GRAPH]

                                    LEGEND

Symbol       CRSP Total Returns Index for:           12/1994    12/1995   12/1996   12/1997   12/1998   12/1999
------       ----------------------------            -------    -------   -------   -------   -------   -------
______  [_]  KAISER VENTURES INC.                      100.0      400.0     178.6     257.1     244.6     456.7
 ... ..   *   Nasdaq Stock Market (US Companies)        100.0      216.6     243.2     422.3     730.5    1351.9
------   .   Self-Determined Peer Group                100.0      113.3      92.3     100.1     110.4     111.2

Notes:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 10/16/1990.

____________
/(1)/ The peer group comprises the same companies which were included in the "Pollution Control" Industry Index in 1992, which index is no longer being published. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. Due to, among other things the substantial consolidation in the waste industry a number of companies, included in the original "Pollution Control" Industry Index, are no longer in business and were excluded from the index. The active members of the peer group are: Laidlaw, Inc., TRC Companies, Inc., Thermo Terratech, Inc., Versar Inc. IT Group, Inc. The original peer group and the date ranges in the index are as follows:

                       Company Name                   Date Range In Index

          3 C I Complete Compliance Corp.             04/14/92 - 09/14/99
          Allwaste Inc.                               12/29/89 - 07/30/97
          American Waste Services Inc.                10/04/90 - 06/17/98
          Aqua Alliance Inc.                          12/29/89 - 08/20/99

                       Company Name                   Date Range In Index

          Attwoods Plc                                12/29/89 - 03/09/95
          Browning Ferris Inds Inc.                   12/29/89 - 07/30/99
          Chambers Development Inc.                   12/29/89 - 06/30/95
          Chemical Waste Mgmt Inc.                    12/29/89 - 01/24/95
          ECI Environmental Inc.                      12/29/89 - 12/13/94
          Kimmins Environmental Services Corp.        12/29/89 - 03/01/99
          Lehigh Group Inc.                           12/29/89 - 11/12/97
          Mid-American Waste Systems Inc.             05/18/90 - 01/21/97
          North American Recycling Systems Inc.       02/24/92 - 10/13/94
          O H M Corp.                                 12/29/89 - 06/11/98
          Riedel Environmental Techs Inc.             12/29/89 - 06/13/94
          Safety Kleen Corp.                          12/29/89 - 05/20/98
          Sanifill Inc.                               04/12/90 - 08/30/96
          Waste Management Inc.                       12/29/89 - 07/16/98
          Waste Management Intl Plc                   04/07/92 - 11/03/98
          Western Waste Inds.                         12/29/89 - 05/07/96


                     STOCKHOLDER PROPOSALS AND NOMINATIONS
                      FOR DIRECTORS FOR AN ANNUAL MEETING

     Any stockholder desiring to submit a proposal for consideration at the 2001 Annual Meeting of Stockholders must make such submission to the Company at its principal place of business on or before December 15, 2000. Any stockholder proposal must comply with applicable laws and Securities and Exchange Commission rules and regulations. In addition, as described in more detail below, the Company's Bylaws provide that a stockholder must give timely notice thereof in writing and in proper form to the Secretary of the Company.

     Similarly, any stockholder may submit a nominee to the Board of Directors provided that such nomination must be in compliance with all applicable laws, Securities and Exchange Commission rules and regulations and the Company's Bylaws.

     For business to be properly brought before an annual meeting by a stockholder, or for a stockholder to nominate candidates for election as directors at an annual or special meeting of the stockholders, the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered, or mailed to and received at the principal executive offices of the
Corporation: (y) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date; and (z) in the case of an annual meeting that is not called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form a stockholder's notice to the Secretary shall set forth as to each matter: (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and
(v) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.


                         OTHER MATTERS AND INFORMATION

     Ernst & Young LLP served as independent auditors for the Company during the year ended December 31, 1998. Ernst & Young has served as the Company's independent auditors since 1993. Representative of Ernst & Young LLP are expected to be present at the annual meeting and to be available to respond to appropriate questions.



                                 ANNUAL REPORT

     A copy of the Company's annual report to stockholders for the year ended December 31, 1999, is being mailed to each stockholder with this Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material. A copy of the Company's 1998 10-K Report, and the amendment to the 1998 10-K Report, as well as the Company's 1999 10-K Report will be furnished to any stockholder upon written request without charge.

                               BY ORDER OF THE BOARD OF DIRECTORS



                               /s/ Terry L. Cook
                               ----------------------------------
                               Terry L. Cook
                               Secretary

Dated:   April 13, 2000

                                                                     Exhibit "A"
                                                                     -----------


                             Kaiser Ventures Inc.

                               2000 Stock Plan

  Section                                     Contents                                                 Page
    1.       General Purpose of Plan; Definitions.....................................................  1

    2.       Administration...........................................................................  3

    3.       Stock Subject to Plan....................................................................  4

    4.       Eligibility..............................................................................  4

    5.       Stock Options............................................................................  5

    6.       Stock Appreciation Rights................................................................  8

    7.       Restricted Stock.........................................................................  9

    8.       Deferred Stock Awards.................................................................... 11

    9.       Transfer, Leave of Absence, etc.......................................................... 12

    10.      Amendments and Termination............................................................... 12

    11.      Unfunded Status of Plan.................................................................. 12

    12.      General Provisions....................................................................... 13

    13.      Effective Date of Plan................................................................... 14

                             Kaiser Ventures Inc.
                                2000 Stock Plan


SECTION 1.  General Purpose of Plan; Definitions.

     The name of this plan is the Kaiser Ventures Inc. 2000 Stock Plan (the "Plan"). The purpose of the Plan is to enable Kaiser Ventures Inc. (the "Company") and its Subsidiaries to retain and attract executives and other key employees, non-employee directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     a.   "Agreement" means an agreement by and between the Company and an
           ---------
optionee or recipient of an award under the Plan setting forth the terms and conditions of the option or award.

     b.   "Board" means the Board of Directors of the Company as it may be
           -----
comprised from time to time.

     c.   "Cause" means a felony conviction of a participant or the failure of a
           -----
participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

     d.   "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any successor statute.

     e.   "Committee" means the Committee referred to in Section 2 of the Plan.
           ---------
If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board, unless the Plan specifically states otherwise.

     f.   "Consultant" means any person, including an advisor, engaged by the
           ----------
Company or any Parent Corporation or Subsidiary of the Company to render services, who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company. A Non-Employee Director may serve as a Consultant.

     g.   "Company" means Kaiser Ventures Inc., a corporation organized under
           -------
the laws of the State of Delaware (or any successor corporation).

     h.   "Deferred Stock" means an award made pursuant to Section 8 below of
           --------------
the right to receive Stock at the end of a specified deferral period.

     i.   "Disability" means permanent and total disability as determined by the
           ----------
Committee.

     j.   "Early Retirement" means retirement, with consent of the Committee at
           ----------------
the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

     k.   "Fair Market Value" of Stock on any given date shall be determined by
           -----------------
the Committee as follows: (a) if the Stock is listed for trading on one of more national securities exchanges, or is traded on the Nasdaq Stock Market, the average of the bid and ask prices for the Stock or the Nasdaq Small Cap Market, the last reported sale on the principal such exchange or the Nasdaq Stock Market for the five calendar days prior to and including the date in question, or if such Stock shall not have been traded on such principal exchange on any such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market or the Nasdaq Small Cap Market, but is traded in the over-the-counter market, including the Nasdaq OTC Bulletin Board System, the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     l.   "Incentive Stock Option" means any Stock Option intended to be and
           ----------------------
designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     m.   "Non-Employee Director" means a "Non-Employee Director" within the
           ---------------------
meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

     n.   "Non-Qualified Stock Option" means any Stock Option that is not an
           --------------------------
Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

     o.   "Normal Retirement" means retirement from active employment with the
           -----------------
Company and any Subsidiary or Parent Corporation of the Company on or after age 62.

     p.   "Outside Director" means a Director who: (a) is not a current
           ----------------
employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code
Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for good or services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

     q.   "Parent Corporation" means any corporation (other than the Company) in
           ------------------
an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     r.   "Restricted Stock" means an award of shares of Stock that are subject
           ----------------
to restrictions under Section 7 below.

     s.   "Retirement" means Normal Retirement or Early Retirement.
           ----------

     t.   "Stock" means the Common Stock, $.03 par value per share, of the
           -----
Company.

     u.   "Stock Appreciation Right" means the right pursuant to an award
           ------------------------
granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

     v.   "Stock Option" means any option to purchase shares of Stock granted
           ------------
pursuant to Section 5 below.

     w.   "Subsidiary" means any corporation (other than the Company) in an
           ----------
unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  Administration.

     The Plan shall be administered by the Board of Directors or by a Committee of at least two directors, all of whom shall be Non-Employee Directors and Outside Directors, who shall serve at the pleasure of the Board.

     The Committee shall have the power and authority to grant to eligible employees or Consultants, pursuant to the terms of the Plan: (i) Stock Options,
(ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock awards, or other awards.

     In particular, the Committee shall have the authority:

     (i) to select the optionees and participant, to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock awards or other awards, may from time to time be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards or other awards, or a combination of the foregoing, are to be granted hereunder;

     (iii) to determine the number of shares to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto), which authority shall be exclusively vested in the Committee (and not the Board) for purposes of establishing performance criteria used with Restricted Stock and Deferred Stock awards; and

     (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv) and (v) with respect to people who are not the chief executive officer of the Company or the four highest paid officers of the Company other than the chief executive officer for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  Stock Subject to Plan.

     (a) Subject to the adjustments provided or allowed pursuant to this Plan, the total number of shares of Stock reserved and available for distribution
under the Plan shall be 500,000.   Such shares may consist, in whole or in part,
of authorized and unissued shares.

     In addition to the shares of Stock reserved and available for distribution under the Plan as described in the preceding paragraph, the total number shares of Stock reserved and available for distribution under the Plan shall include such additional Stock as to which Stock Options are granted pursuant to Section 5(k).

     (b) Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan, upon a stock-for-stock exercise of a Stock Option or the withholding of Stock for the payment of the option price or taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares remaining available for distribution under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, distribution, cash dividend (other than regular reoccurring cash dividends), stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number; and further provided, however, upon any distribution, cash dividend (other than regular reoccurring cash dividend) or stock dividend, the option or purchase price shall automatically be adjusted by a reduction in the option or purchase price by the fair market value of the distribution or dividend. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

SECTION 4.  Eligibility.

     Officers, other key employees of the Company and Subsidiaries, Non-Employee Directors, and Consultants who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

     Notwithstanding the foregoing, no person shall receive grants of Stock Options under this Plan that exceed 200,000 during any fiscal year of the Company.

SECTION 5.  Stock Options.

     Any Stock Option granted under the Plan shall be in such form and upon such terms and conditions as the Committee may from time to time approve. In addition, subject to the restrictions contained in this Plan and applicable law, the Committee shall have the authority to modify the terms and conditions of any previously granted Stock Option.

     The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Options shall be granted under the Plan after January 15, 2010.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the option price per share of Stock purchasable under a Non-Qualified Stock Option be less than 85% of the Fair Market Value of the Stock on the date of the grant of the option or, in the case of an Incentive Stock Option, less than 100% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price shall be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

     (c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. In the event that the Committee does not determine the time at which a Stock Option shall be exercisable, such Stock Option shall be exercisable one year after the date of grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the

Company, if such action is deemed to be in the best interests of the Company. Notwithstanding anything contained in the Plan to the contrary, unless the Stock Option agreement or employment agreement of an individual receiving a Stock Option provides otherwise, any Stock Option granted under this Plan shall be exercisable in full, without regard to any installment exercise or vesting provisions, for a period specified by the Company, but not to exceed sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of a material portion of or substantially all of the assets of the Company or the acquisition of beneficial ownership of more than 50% or more of the outstanding stock of the Company. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which in the case of Stock acquired upon exercise of an Option has been owned for at least six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefore has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

     (e)  Non-transferability of Options.

          (i) Subject to Section 5(e)(ii) below, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (ii) The Committee may, in its discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (A) the spouse, children or grandchildren of the optionees ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, provided that (1) there may be no consideration for any such transfer, (2) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(e)(ii), and (3) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 5(e)(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "optionee" herein shall in such event be deemed to refer to the transferee, except that the events of termination of employment of Sections 5(f), 5(g), 5(h) and 5(i) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in such Sections.

     (f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such shorter time as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

     (g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after three years (or such shorter time as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three years (or such shorter time as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option's term in the case of an Incentive Stock Option, or the lesser of three years or the balance of the option's term in the case of a Non-Qualified Stock Option. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

     (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent

Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     (k) Non-Employee Directors. Each Non-Employee Director shall be entitled to Stock Options only as provided in this paragraph (k). Each Non-Employee Director who, on or after the Plan's effective date, is first elected, reelected or serving an unexpired term as a member of the Board, shall automatically be granted Stock Options as follows:

          (i)  One-Time Initial Grant.  Each Non-Employee Director shall, after
               ----------------------
the Plan's effective date and on the date such Non-Employee Director is first elected to the Board, be automatically granted a Stock Option to purchase 5,000 shares of Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on the date of such grant. Such Stock Option shall become exercisable six months after the date of grant. No more than one such Stock Option may be granted to a Non-Employee Director, regardless of the number or sequence of his or her terms as a member of the Board.

          (ii) Annual Grant.  Each Non-Employee Director who is reelected or
               ------------
serving an unexpired term as a member of the Board at an annual meeting of holders of stock of the Company occurring after the Plan's effective date and prior to January 15, 2010 shall, as of the date of such annual meeting, be automatically granted a Stock Option to purchase 1,500 shares of Stock at an option price per share equal to 100% of the Fair Market Value of a share of Stock on the date of such grant. Notwithstanding the foregoing, if less than eleven calendar months have elapsed since the preceding annual meeting, the number of shares as to which such Stock Option shall be granted shall be determined by multiplying the number of full calendar months which have elapsed since the preceding annul meeting by 125. Each such Stock Option shall become exercisable six months after the date of grant. Any person who is first elected as a director at an annual meeting of shareholders shall, at such meeting, receive the initial Stock Option grant of 5,000 shares described in subparagraph
(i) above and not the 1,500 share Stock Option provided in this subparagraph
(ii).

     (l) Surrender or Exchange. The Company may grant upon such terms and conditions as the Committee may determine in its sole discretion an optionee the right to surrender or exchange, in whole or in part, any vested Stock Options or other vested stock related incentive for stock or other stock related incentives.

          All such Stock Options shall be designated as Non-Qualified Options and shall be subject to the same terms and provisions as are then in effect with respect to granting of Non-Qualified Options to officers and key employees of the Company, except that (i) the term of each such Stock Option shall expire on the earlier of three years after the date on which the optionee ceases to be a director and ten years after the date of grant, and (ii) no Stock Appreciation Rights may be granted any Non-Employee Director under this Paragraph (k) or in any manner under this Plan. Subject to the foregoing, all provision of this Plan not inconsistent with the forgoing shall apply to Stock Options granted to Non-Employee Directors. The maximum number of shares as to which Stock Options may be granted to any Non-Employee Director under this Plan shall be 15,000 shares.

SECTION 6.  Stock Appreciation Rights.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment; provided the Committee may not require the optionee to receive more than 50% of the aggregate value of such Stock Appreciation Rights in shares of Stock.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
Section 5 of the Plan.

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

          (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

SECTION 7.  Restricted Stock.

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

          (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Kaiser Ventures Inc. 2000 Stock Plan and an Agreement entered into between the registered owner and Kaiser Ventures Inc. Copies of such Plan and Agreement are on file in the offices of Kaiser Ventures Inc., 3633 East Island Empire Blvd., Suite 850, Ontario, CA 91764."

          (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

          (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 12). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

          (iii) Subject to the provisions of the award agreement and paragraph
(c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

          (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

          (v) Notwithstanding the foregoing, unless the Restricted Stock Award or employment agreement of an individual receiving a Restricted Stock Award provides otherwise, the restrictions and conditions of a Restricted Stock Award shall lapse for a period specified by the Company, but not to exceed sixty (60) days prior to the occurrence of any of the following events: (i) dissolution or liquidation of the Company other than in conjunction with a bankruptcy of the Company or any similar occurrence; (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity; or (iii) the transfer of a material portion of or substantially all of the assets of the Company or 51% or more of the outstanding stock of the Company. The grant of a Restricted Stock Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8.  Deferred Stock Awards.

     (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers, key employees and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph
(b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b)  Terms and Conditions.

          (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

          (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

          (iii) Subject to the provisions of the award agreement and paragraph
(b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

          (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

          (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

          (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

SECTION 9.  Transfer, Leave of Absence, etc.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

     (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and

     (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

SECTION 10.  Amendments and Termination.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which without the approval of the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.

     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.

SECTION 11. Unfunded Status of Plan.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 12.  General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

     (c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

     (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

     (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

SECTION 13.  Effective Date of Plan.

     The Plan shall be effective as of January 6, 2000, subject to the approval of the Plan by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company's shareholders.

--------------------------------------------------------------------------------

                             KAISER VENTURES INC.
          The Proxy is Solicited on Behalf of the Board of Directors
                          Annual Meeting May 10, 2000

     The undersigned hereby appoints Richard E. Stoddard and James F. Verhey,
P    and each of them, as Proxies, each with the power to appoint his
R    substitute, and hereby authorizes them to represent and to vote, as
O    designated below, all the shares of Common Stock of Kaiser Ventures Inc.
X    held of record by the undersigned on April 4, 2000, at the annual meeting
Y of stockholders to be held on May 10, 2000, or any adjournment thereof. The above Proxies are hereby instructed to vote as shown on the reverse side of this card.

     UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND FOR APPROVAL OF THE 2000 STOCK PLAN. THE SHARES WILL BE VOTED AT THE DISCRETION OF THE ABOVE-NAMED PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                                                  (change of address)
     Please return promptly in the enclosed envelope, which
     requires no postage if mailed in the United States.                 ---------------------------------------

     Proposal 1                                                          ---------------------------------------
     Election of Directors, Nominees:                                    ---------------------------------------
     01 Ronald E. Bitonti, 02 Todd G. Cole, 03 Gerald A. Fawcett,        ---------------------------------------
     04 Reynold C. MacDonald, 05 Charles E. Packard, 06                  (If you have written in the above space, please mark the
     Richard E. Stoddard and 07 Marshall F. Wallach.                      corresponding box on the reverse side of this card).

     Proposal 2
     Approval of Kaiser Ventures Inc. 2000 Stock Plan


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                                                                ----------------
                                                                   SEE REVERSE
                                                                      SIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Kaiser Ventures Inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


                   For      Withheld    For All    2.  Approval of Kaiser Ventures            For      Against    Abstain
1.  Election       All        All        Except          Inc. 2000 Stock Plan
      of
   Directors       [_]        [_]        [_]                                                 [_]        [_]       [_]

---------------------------------------
Nominee Exception


   SIGNATURE(S) ______________________________                 DATE __________

   SIGNATURE(S) ______________________________                 DATE __________

   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------